FOR IMMEDIATE RELEASE:
Wednesday, November 28, 2012

Media Information Contact:                         Investor Relations Contacts:
Kim Doran                                   Chuck Coppa, CFO
Quixote Group                              American Power Group Corporation
336-‐413-‐1872                              781-‐224-‐2411
kdoran@quixotegroup.com                         ccoppa@americanpowergroupinc.com

John Nesbett or Jennifer Belodeau
                                       Institutional Marketing Services (IMS)
                                       203-‐972-‐9200

American Power Group Signs National Distributor and Master Marketing Agreement with WheelTime Network LLC

LYNNFIELD, MA - November 28, 2012 - American Power Group Corporation (OTCQB: APGI) announced today that its subsidiary, American Power Group, Inc. (“APG”) has signed a National Distributor and Master Marketing Agreement with WheelTime Network LLC (“WheelTime”). Under the terms of the agreement, WheelTime Network LLC will endorse APG technology and engage its member companies in establishing a North American network to market and install APG's Vehicular Turbocharged Natural Gas Systems.

The APG system is a cost-‐effective and non-‐invasive patented turbocharged natural gas dual fuel conversion technology for trucks, stationary generators and off-‐road mobile diesel engines. The APG system offers a 300-‐800 mile dual fuel range with no loss of power and torque and, depending on the route profile, delivers an average annual net fuel savings of 15%-‐30% over 100% diesel fuel. With no practical design limits for engine models or horsepower, the APG system is currently EPA-‐approved for 88 engine families and is expected to receive EPA approval for more than 200 additional engine families by the end of 2013. The APG system offers the flexibility to return the vehicle to 100% diesel operation at any time. At end-‐of-‐life or vehicular rotation, the APG system and natural gas tank can be easily removed and installed on another EPA approved engine.

The WheelTime Network is North America's highest quality truck service network. Its 18 member companies provide installation and warranty support through nearly 200 service centers, 2,800 service bays, 3,000 factory-‐trained technicians and 30 training facilities located across the United States and Canada.

“We see natural gas as an important and necessary development in our industry. Accordingly, WheelTime made a strategic decision earlier this year to begin taking the necessary steps to become a center of excellence for the installation and service of natural gas engines,” said Mike Delaney, President and CEO of WheelTime Network LLC.

Delaney added: “In addition to dedicated natural gas engines, we believe diesel engine dual fuel conversions will be an evolutionary step for natural gas, providing a low risk way for fleets to get the benefit of natural gas fuel savings and giving existing equipment new life.”

Lyle Jensen, CEO of American Power Group states, “To become aligned with the number one quality truck service network in North America is clearly one of the most important marketing and operational milestones in our company's history. WheelTime members understand engine performance and their leadership in installation and warranty service will accelerate the rollout of our technology. With this agreement, we have the opportunity to provide an integrated-‐ approach and nationwide scalability for our certified installations, and we look forward to working with WheelTime member companies to introduce our non-‐invasive dual fuel system to their fleet customers.”

Delaney said, “During 2012, we conducted extensive due diligence and recognized APG as the current world leader in non-‐invasive dual fuel conversion technology. In our view, the APG Turbocharged Natural Gas System provides the best overall customer value when it comes to diesel-‐like performance characteristics and the lowest total cost of ownership. We look forward to working with Lyle Jensen and his APG Team to introduce what we believe is a game-‐changing technology in natural gas engine systems.”

Established in 2004 as a strategic alliance among North America's Detroit Diesel-‐Allison distributors, each WheelTime member is an equity owner in the Network and has a vested interest in achieving WheelTime's exclusive truck repair service metrics and standards. The vehicle service records are integrated across the Network for accessibility and consistent high quality service at every location.

The WheelTime agreement with American Power Group continues the WheelTime Network's commitment to strategic initiatives that enhance the value of the Network to customers. WheelTime plans to expand Network services and capabilities as it continues to drive quality across the system and employ innovation across all systems and customer services.

“The industry wants and needs support that is oriented toward the way trucking companies do business. The new APG non-‐invasive dual fuel natural gas system extends the viability of older trucks by allowing them to take advantage of fuel savings while complying with new environmental regulations,” Delaney added. “When you match WheelTime members' background in handling complex repairs with their unified desire to create a service network that is second to none, you get innovation and the commitment to partnerships like this one with APG that can set new standards for the industry.”

The WheelTime Network leads the maintenance industry in the adoption of new technologies and information management systems. In early 2010, WheelTime introduced WheelTime LINQ, an industry-‐first repair and maintenance service management program that ensures customers receive consistent levels of service and consistent hours of labor per repair or service regardless of the Network location.

The WheelTime Network LLC member companies in alphabetical order are: Atlantic Detroit Diesel-‐Allison, Central Power Systems and Services, Clarke Power Services, Cullen Diesel Power, Florida Detroit Diesel-‐Allison, Inland Power Group, Interstate Power Systems, Johnson & Towers, New England Detroit Diesel -‐Allison, Pacific Power Products, Penn Commercial Vehicle Solutions, Smith Power Products, Stewart & Stevenson, United Engines, Valley Power Systems,
W.W. Williams, Wajax Power Systems and Western Branch Diesel.

About WheelTime Network LLC

Established in 2004 as a strategic alliance among all North American Detroit Diesel-‐Allison distributors, the founding goal of the WheelTime Network was to adopt and implement a common set of quality metrics that would help members monitor and continually enhance specific service performance criteria as defined by customers. Over $11 million in systems and staffing resources has been invested by the 18 member Network to create and manage systems and metrics that enhance repair quality, service consistency and customer satisfaction on all-‐makes total truck repairs. In addition to more than 30 training facilities and more than 200 service centers located across the U.S., Canada and Australia, WheelTime members also offer mobile repair services and on-‐site truck care through more than 1,500 service vehicles. WheelTime strives to be easy to do business with while remaining focused on speed and customer priorities as it drives toward delivery of a consistent experience everywhere. For more information about WheelTime, or to find the nearest service location, log on to: WheelTime.com.

About American Power Group Corporation

American Power Group's alternative energy subsidiary, American Power Group, Inc., provides a cost-‐effective patented Turbocharged Natural Gas™ conversion technology for vehicular, stationary and off-‐road mobile diesel engines. American Power Group's dual fuel technology is a unique non-‐invasive energy enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and liquefied natural gas; (2) diesel fuel and compressed natural gas; (3) diesel fuel and pipeline or well-‐head gas; and (4) diesel fuel and bio-‐methane, with the flexibility to return to 100% diesel fuel operation at any time. The proprietary technology seamlessly displaces up to 80% of the normal diesel fuel consumption with the average displacement ranging from 40% to 65%. The energized fuel balance is maintained with a proprietary read-‐only electronic controller system ensuring the engines operate at original equipment manufacturers' specified temperatures and pressures. Installation on a wide variety of engine models and end-‐market applications require no engine modifications unlike the more expensive invasive fuel-‐injected systems in the market. See additional information at: www.americanpowergroupinc.com.

Caution Regarding Forward-‐Looking Statements and Opinions

With the exception of the historical information contained in this release, the matters described herein contain forward-‐ looking statements and opinions, including, but not limited to, statements relating to new markets, development and introduction of new products, and financial and operating projections. These forward-‐looking statements and opinions are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-‐looking statements and opinions. These risk factors include, but are not limited to, results of future operations, difficulties or delays in developing or introducing new products and keeping them on the market, the results of future research, lack of product demand and market acceptance for current and future products, adverse events, product changes, the effect of economic conditions, the impact of competitive products and pricing, governmental regulations with respect to emissions, including whether EPA approval will be obtained for future products and additional applications, the results of litigation, factors affecting the Company's future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-‐K for the year ended September 30, 2011 and the Company's quarterly reports on Form 10-‐Q. Readers are cautioned not to place undue reliance on these forward-‐looking statements and opinions, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-‐looking statements and opinions that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.